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                                                                      EXHIBIT 11


COMPUTATION OF NET EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                          1996       1995     1994
                                                        --------    -------   -----

PRIMARY EARNINGS PER SHARE
Weighted average common shares outstanding...........     86,681    77,650     70,624
Additional shares assuming exercise of all options
    outstanding......................................     12,619    15,737     15,176
Shares repurchased...................................     (4,368)   (8,084)    (9,432)
                                                        --------   -------    -------
Shares used in per share calculations................     94,932    85,304     76,368
                                                        ========   =======    =======
Net earnings.........................................   $170,020   $65,951    $36,121
                                                        ========   =======    =======
Net earnings per share...............................   $   1.79   $   .77    $   .47
                                                        ========   =======    =======
FULLY DILUTED EARNINGS PER SHARE
Weighted average common shares outstanding...........     86,681    77,650     70,624
Additional shares assuming exercise of all options
    outstanding .....................................     13,148    16,022     15,112
Shares repurchased...................................     (4,561)   (6,994)    (9,216)
                                                        --------   -------    -------
Shares used in per share calculations................     95,268    86,678     76,520
                                                        ========   =======    =======
Net earnings.........................................   $170,020   $65,951    $36,121
                                                        ========   =======    =======
Net earnings per share...............................   $   1.78   $   .76    $   .47
                                                        ========   =======    =======